    As filed with the Securities and Exchange Commission on September 4, 1997
                                                     Registration No. 333-06029
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                       NEW BRUNSWICK SCIENTIFIC CO., INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------



         New Jersey
(State or other Jurisdiction of                          22-1630072
incorporation or organization)             (I.R.S. Employer Identification No.)


                         44 Talmadge Road, P.O. Box 4005
                          Edison, New Jersey 08818-4005
                                 (732) 287-1200
               (Address, including zip code, including area code,
                  of registrant's principal executive offices)

                       New Brunswick Scientific Co., Inc.
                1989 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plan)

                             Ezra Weisman, President
                         44 Talmadge Road, P.O. Box 4005
                          Edison, New Jersey 08818-4005
                                 (732) 287-1200
             (Name, Address, including zip code and telephone number
                   including area code, of agent for service)

                               -------------------

                                   Copies to:
                             Peter D. Hutcheon, Esq.
                           Norris, McLaughlin & Marcus
                           A Professional Corporation
                                721 Route 202-206
                                  P.O. Box 1018
                            Somerville, NJ 08876-1018
                                 (908) 722-0700
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                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed              Proposed
                                                  Amount             Maximum               Maximum              Amount of
            Title of Securities                    to be          Offering Price      Aggregate Offering       Registration
             to be Registered                  Registered(1)      Per Share (2)           Price (3)                Fees
-----------------------------------------------------------------------------------------------------------------------------
  Common Stock,$.0625 par value per Share         100,000             $7.00                $700,000              $212.12
                                                  shares
-----------------------------------------------------------------------------------------------------------------------------
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(1)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. This amendment solely increases the amount of registered shares from 114,980 to 214,980 shares.

(2) Based upon last reported sale price on the over-the-counter-market, as quoted on NASDAQ on August 29, 1997.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 100,000, the number of additional shares registered by this Amendment No. 1 to the Registration Statement by $7.00 per share, the average exercise price of such options.

                                          TABLE OF CONTENTS


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

Item 1.  Plan Information.......................................................................................  *

Item 2.  Registrant Information and Plan Annual Information.....................................................  *

Item 3.  Incorporation of Documents by Reference................................................................  3

Item 4.  Description of Securities.............................................................................  **

Item 5.  Interests of Named Experts and Counsel................................................................  **

Item 6.  Indemnification of Directors and Officers.............................................................  **

Item 7.  Exemption from Registration Claimed...................................................................  **

Item 8.  Exhibits...............................................................................................  3

Item 9.  Undertakings..........................................................................................  **

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*        Separately given to participants. Pursuant to the rules for filing a
         Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

** The contents of New Brunswick Scientific Co., Inc,'s Registration Statement on Form S-8, Registration #333-06029, are incorporated herein by reference.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

         Omitted.

Item 2.  Registrant Information and Plan Annual Information

         Omitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference


         THE CONTENTS OF NEW BRUNSWICK SCIENTIFIC CO., INC.'s REGISTRATION STATEMENT ON FORM S-8, REGISTRATION #333-06029 ARE INCORPORATED HEREIN BY REFERENCE.

                  The following documents filed by New Brunswick Scientific Co., Inc. (the "Company") with the Commission are also incorporated herein by reference:

                  (a) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1997;

                  (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

                  (c) The material under the caption "Capital Stock to be Registered" in the Company's Registration Statement on Form 8-A under Section 12(g) of the Securities Exchange Act of 1934 filed with the Commission on April 13, 1973, which incorporates by reference the information under "Common Stock" in the prospectus constituting a part of the Company's Registration Statement on Form S-1, as amended and effective on March 14, 1972 (File No. 2-42505).

                  In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

                  4(a) New Brunswick Scientific Co., Inc. 1989 Stock Option Plan for Nonemployee Directors

                  4(b)     Form of Stock Option Agreement under Stock Option
                           Plan

                  *4(c) 1997 Amendment to New Brunswick Scientific Co., Inc. 1989 Stock Option Plan for Nonemployee Directors

                  *5       Opinion of Norris, McLaughlin & Marcus, P.A.

                  *23(a)   Consent of KPMG Peat Marwick, LLP

                  23(b) Consent of Norris, McLaughlin & Marcus, P.A. (included in Exhibit 5)

                  24       Power of Attorney (included on signature page)

                  -------------------------------------------------------------
                  *Filed herewith

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey on the 3rd day of September, 1997.

                                         NEW BRUNSWICK SCIENTIFIC CO., INC.



                                         By:   /s/ Ezra Weisman
                                             ------------------------------
                                               Ezra Weisman, President



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Freedman and Ezra Weisman, and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registrant Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

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
/s/ David Freedman                         Chairman of the Board              August 26, 1997
------------------------------             and Director
David Freedman

/s/ Ezra Weisman                           President, Chief                   August 26, 1997
------------------------------             Executive Officer,
Ezra Weisman                               and Director

/s/ Sigmund Freedman                       Treasurer and                      August 26, 1997
------------------------------             Director
Sigmund Freedman


/s/ Samuel Eichenbaum                      Chief Financial                    August 26, 1997
------------------------------             Officer
Samuel Eichenbaum                          and Vice President,
                                           Finance


------------------------------             Director                           ______ __, 1997
Bernard Leon




/s/ Kiyoshi Masuda                         Director                           August 26, 1997
------------------------------
Kiyoshi Masuda

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



/s/ Ernest Gross                           Director                           August 26, 1997
-------------------------------
Ernest Gross


/s/ Martin Siegel                          Director                           August 26, 1997
-------------------------------
Martin Siegel


/s/ David Pramer                           Director                           August 26, 1997
-------------------------------
Dr. David Pramer


/s/ Marvin Weinstein                       Director                           August 26, 1997
-------------------------------
Dr. Marvin Weinstein

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